EXHIBIT 99.1

Real Alloy Announces Receipt of Bids to Acquire the Company and Selection of “Stalking Horse” Bidder

BEACHWOOD, OHIO, February 5,  2018 – Real Alloy Holding, Inc. (“Real Alloy” or the “Company”) today announced that the Company received multiple bids to acquire all of Real Alloy’s operations in advance of the previously announced court-approved deadline of January 31, 2018.

A group of the Company’s noteholders, which in conjunction with Bank of America provided the existing Real Alloy debtor-in-possession facility, intend to serve as the "stalking horse" bidder in the court-supervised sale process. These noteholders, who are very familiar with the Company’s operations, have expressed strong interest in operating both the North American and European business units. The noteholder group is comprised of large, sophisticated U.S. based investors.  In addition to the noteholders’ indication, the Company also received multiple cash bids for the business.  However, the noteholders illustrated their commitment to and belief in the Company by stating that they are making a credit bid that is substantially higher than any of the cash bids received, and designed to preserve and maximize the value of the business.

As the stalking horse bid in the sale process, the noteholder group bid will be subject to higher and better bids.  The deadline to submit qualified bids is March 19, 2018.  Currently, an auction is scheduled to take place on March 27, 2018, and a hearing to approve a sale is scheduled for March 29, 2018.   This schedule is designed to facilitate an efficient and highly competitive sale process that maximizes value for all Real Alloy stakeholders.

Throughout the process, Real Alloy expects its operations to continue uninterrupted in the ordinary course of business and expects to continue to meet its day-to-day obligations to its employees, suppliers of goods and services and customers.    During the first quarter, Real Alloy has continued to work on additional contracts for 2018 production with several longstanding customers.

Management Comments

Terry Hogan, President of Real Alloy, stated, “We are pleased to have the continued support of our noteholders and to have received numerous bids during the stalking horse phase of the sales process.  We look forward to working through the milestones in our financial restructuring and completing an orderly sale of the business to maximize value as planned.  By the beginning of May, we  expect to have new ownership in place that supports our business, customers,  suppliers, and employees.”

Additional Information on the Chapter 11 Proceedings

Court filings and other information related to the court-supervised proceedings are available at a website administered by the Company’s claims agent, Prime Clerk, at

https://cases.primeclerk.com/realindustry.  Additional information on Real Alloy can be found at its website www.realalloy.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the businesses and prospects of Real Alloy, its parent Real Industry,

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Inc. and their subsidiaries (“we” or “us”), as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements discuss, among other matters: our financial and operational results, as well as our expectations for future financial trends and performance of our business in future periods; our strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on our businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a Chapter 11 plan of reorganization for our businesses; the adequacy of the capital resources of our businesses and the difficulty in forecasting the liquidity requirements of the operations of our businesses; the unpredictability of our financial results while in Chapter 11 proceedings; our ability to discharge claims in Chapter 11 proceedings; negotiations with the “stalking horse” bidder on a definitive agreement for the terms of purchase; receipts of other acquisition bids and negotiations with associated bidders; negotiations with the holders of Real Alloy’s Senior Secured Notes, its asset-based facility lender, and its trade and other unsecured creditors; risks and uncertainties with performing under the terms of the Debtors’ debtor-in-possession (“DIP”) financing arrangements and any other arrangement with lenders or creditors while in Chapter 11 proceedings; our ability to operate our businesses within the terms of our respective DIP financing arrangements;  the forecasted uses of funds in our DIP budgets; negotiations with DIP lenders; the impact of Real Alloy’s Chief Restructuring Officer on its restructuring efforts and negotiations with creditors and other stakeholders in the Chapter 11 proceedings; our ability to retain employees, suppliers and customers as a result of Chapter 11 proceedings; Real Alloy’s ability to conduct business as usual in the United States and worldwide; Real Alloy’s ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from Real Alloy; our ability to continue to pay suppliers and vendors; our ability to fund ongoing business operations through the applicable DIP financing arrangements; the use of the funds anticipated to be received in the DIP financing arrangements;  the ability to control costs during Chapter 11 proceedings; the risk that our Chapter 11 proceedings may be converted to cases under Chapter 7 of the Bankruptcy Code; the ability of Real Industry to preserve and utilize the NOLs following Chapter 11 proceedings; our ability to secure operating capital; Real Industry’s ability to take advantage of opportunities to acquire assets with upside potential; Real Industry’s ability to execute on its strategic plan to evaluate and close potential M&A opportunities; our long-term outlook; our preparation for future market conditions; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such differences include, but are not limited to, the decisions of the bankruptcy court; negotiations with Real Alloy’s debtholders,  our creditors and any committee approved by the bankruptcy court;  negotiations with lenders on the definitive DIP financing, equity investment and post-emergence credit facility documents; Real Industry’s ability to meet the closing conditions of its DIP financing, equity investment or post-emergence credit facilities; our ability to meet the requirements, and compliance with the terms, including restrictive covenants, of our respective DIP financing arrangements and any other financial arrangement while in Chapter 11 proceedings; changes in our operational or cash needs from the assumptions underlying our DIP budgets and forecasts; changes in our cash needs as compared to our historical operations or our planned reductions in operating expense; adverse litigation; changes in domestic and international demand for recycled aluminum; the cyclical nature and general health of the aluminum industry and related industries; commodity and scrap price fluctuations and our ability to enter into effective commodity derivatives or arrangements to effectively manage our exposure

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to such commodity price fluctuations; inventory risks, commodity price risks, and energy risks associated with Real Alloy’s buy/sell business model; the impact of tariffs and trade regulations on our operations; the impact of the recently approved U.S. tax legislation and any other changes in U.S. or non-U.S. tax laws on our operations or the value of Real Industry’s NOLs; Real Industry’s ability to successfully identify, acquire and integrate additional companies and businesses that perform and meet expectations after completion of such acquisitions; our ability to achieve future profitability; our ability to control operating costs and other expenses; that general economic conditions may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting our current business operations and/or our legacy businesses, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Real Industry, Inc.’s Forms 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 10, 2017, August 8, 2017 and November 9, 2017 and Form 10-K filed with the SEC on March 13, 2017, and similar disclosures in subsequent reports filed with the SEC.

Cautionary Note Regarding Real Industry Common Stock

Real Industry cautions that trading in its securities during the pendency of the Chapter 11 proceedings is highly speculative and poses substantial risks. Trading prices for Real Industry’s securities may bear little or no relationship to the actual recovery, if any, by holders of such securities in the Chapter 11 proceedings.

Contact

Real Alloy Holding, Inc.

Michael Hobey

(216) 755-8836

The Equity Group, Inc.

Adam Prior

(212) 836-9606

aprior@equityny.com

Carolyne Y. Sohn

(415) 568-2255

csohn@equityny.com